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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ZiaSun Technologies, Inc.
Provo, Utah

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 9, 2001, except for Notes 3 and 10, which are as of April 13, 2001, relating to the financial statements of ZiaSun Technologies, Inc., which is contained in that Prospectus. We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
---------------------
BDO SEIDMAN, LLP


Los Angeles, California

November 20, 2001